Exhibit 32.1

CERTIFICATIONS PURSUANT TO
RULE 13a-14(b) UNDER THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350

 In connection with the Annual Report of North American Scientific, Inc. ("Company") on Form 10-K for the year ended October 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John B. Rush, President and Chief Executive Officer of the Company, and Brett L. Scott, Senior Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or Section 78o(d)); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 29, 2009	By:	/s/JOHN B. RUSH John B. Rush Chief Executive Officer
Date: January 29, 2009	By:	/s/BRETT L. SCOTT Brett L. Scott Chief Financial Officer